Exhibit 10.1

Execution Version

VOTING AND SUPPORT AGREEMENT

This VOTING AND SUPPORT AGREEMENT (this “Agreement”) is made and entered into as of October 29, 2018, by and among Jay Carlton Graham (“Graham”), Esquisto Holdings, LLC, a Delaware limited liability company (“Esquisto Holdings”), WHE AcqCo Holdings, LLC, a Delaware limited liability company (“WHE AcqCo”), and WHR Holdings, LLC, a Delaware limited liability company (“WHR Holdings”), and NGP XI US Holdings, L.P., a Delaware limited partnership (“NGP XI” and, together with Graham, Esquisto Holdings, WHE AcqCo and WHR Holdings collectively, the “Stockholders” and each a “Stockholder”), Chesapeake Energy Corporation, an Oklahoma corporation (“Parent”), and WildHorse Resource Development Corporation, a Delaware corporation (the “Company”). The parties to this Agreement are sometimes referred to in this Agreement collectively as the “parties,” and individually as a “party.” Capitalized terms used in this Agreement without definition shall have the respective meanings specified in the Merger Agreement (as defined below).

WHEREAS, the Stockholders, collectively, own shares of the Company Common Stock together with any other Rights (as defined below) with respect to such shares acquired (whether beneficially or of record) by the Stockholders after the date of this Agreement and prior to the Closing or the termination of this Agreement, whichever is earlier, including any interests in the Company or Rights with respect to interests in the Company acquired by means of purchase, dividend or distribution, or issued upon the exercise of any options or warrants or the conversion of any convertible securities or otherwise, being collectively referred to in this Agreement as the “Securities”. For the purposes of this Agreement, “Rights” means, with respect to any Person, (a) options, warrants, preemptive rights, subscriptions, calls or other rights, convertible securities, exchangeable securities, agreements or commitments of any character obligating such Person to issue, transfer or sell any equity interest of such Person or any of its Subsidiaries or any securities convertible into or exchangeable for such equity interests, or (b) contractual obligations of such Person to repurchase, redeem or otherwise acquire any equity interest in such Person or any of its Subsidiaries or any such securities or agreements listed in clause (a) of this sentence.

WHEREAS, Parent, Coleburn Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), and the Company propose to enter into an Agreement and Plan of Merger, dated as of the date of this Agreement (the “Merger Agreement”), pursuant to which, among other things, Merger Sub will be merged with and into the Company, with the Company surviving as a direct or indirect wholly owned Subsidiary of Parent, all upon the terms of, and subject to the conditions set forth in, the Merger Agreement (the “Merger”).

WHEREAS, the adoption of the Merger Agreement by the holders of a majority of the outstanding shares of the authorized capital stock of the Company voting together as a single class with the holders of the Company Preferred Stock voting on an as-converted basis, in each case, in accordance with the DGCL and the Organizational Documents of the Company, is a condition to the consummation of the Merger.

WHEREAS, as a condition to the willingness of Parent and the Company to enter into the Merger Agreement and as an inducement and in consideration therefor, the Stockholders have agreed to enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, intending to be legally bound, the parties agree as follows:

ARTICLE I
VOTING; GRANT AND APPOINTMENT OF PROXY

1.1 Voting. From and after the date of this Agreement until the earlier of (x) the consummation of the Merger and (y) the termination of the Merger Agreement pursuant to and in compliance with the terms of the Merger Agreement (such earlier date, the “Expiration Date”), each Stockholder irrevocably and unconditionally agrees that at any meeting (whether annual or special and each adjourned or postponed meeting) of the stockholders of the Company, however called, or in connection with any written consent of the stockholders of the Company, each Stockholder (in such capacity and not in any other capacity) will (i) appear at such meeting or otherwise cause all of the Securities owned by such Stockholder (whether beneficially or of record) to be counted as present thereat for purposes of calculating a quorum and (ii) vote or cause to be voted (including by proxy or written consent, if applicable) all of the Securities owned by such Stockholder (whether beneficially or of record):

(a) with respect to each meeting at which a vote of the Stockholders on the Merger is requested (a “Merger Proposal”), in favor of such Merger Proposal (and, in the event that such Merger Proposal is presented as more than one proposal, in favor of each proposal that is part of such Merger Proposal), and in favor of any other matter presented or proposed as to approval of the Merger or any part or aspect thereof, adoption of the Merger Agreement, or any other transactions or matters contemplated by the Merger Agreement;

(b) against any Company Competing Proposal, without regard to the terms of such Company Competing Proposal, or any other transaction, proposal, agreement or action made in opposition to adoption of the Merger Agreement or in competition or inconsistent with the Merger and the other transactions or matters contemplated by the Merger Agreement;

(c) against any other action, agreement or transaction, that is intended, that could reasonably be expected, or the effect of which could reasonably be expected, to impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any of the other transactions contemplated by the Merger Agreement or the performance by such Stockholder of its obligations under this Agreement, including: (i) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company or any of its Subsidiaries that is prohibited by the Merger Agreement unless such transaction is previously approved in writing by Parent; (ii) a sale, lease or transfer of a material amount of assets of the Company or any of its Subsidiaries (other than the Merger or any transactions contemplated by the Merger Agreement) or a reorganization, recapitalization or liquidation of the Company or any of its Subsidiaries that is prohibited by the Merger Agreement unless such transaction is previously approved in writing by Parent; (iii) an election of new members to the Company Board, except if previously approved in writing by Parent; (iv) any material change in the present capitalization (other than the conversion of Company Preferred Stock into Company Common Stock in accordance with the Organizational Documents of the Company) or dividend or distribution policy of the Company or any amendment or other change to the Organizational Documents of the Company or its Subsidiaries, that is prohibited by the Merger Agreement unless such transaction is previously approved in writing by Parent; or (v) any other material change in the Company’s organizational structure or business, that is prohibited by the Merger Agreement unless such transaction is previously approved in writing by Parent;

(d) against any action, proposal, transaction or agreement that could reasonably be expected to result in a breach in any respect of any covenant, representation or warranty or any other obligation or agreement of the Company contained in the Merger Agreement, or of any Stockholder contained in this Agreement; and

(e) in favor of any other matter necessary to the consummation of the transactions contemplated by the Merger Agreement, including the Merger (clauses (a) through (e) of this Section 1.1, the “Required Votes”).

1.2 Grant of Irrevocable Proxy; Appointment of Proxy.

(a) From and after the date of this Agreement until the Expiration Date, but subject to Section 1.5, each Stockholder irrevocably and unconditionally grants to, and appoints, Parent and any designee of Parent (determined in Parent’s sole discretion) as such Stockholder’s proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of such Stockholder, to vote or cause to be voted (including by proxy or written consent, if applicable) its Securities in accordance with the Required Votes.

(b) Each Stockholder represents that any proxies heretofore given in respect of the Securities, if any, are revocable, and revokes all such proxies.

(c) Each Stockholder affirms that the irrevocable proxy set forth in this Section 1.2 is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of such Stockholder under this Agreement and is granted in accordance with the provisions of Section 212 of the DGCL. Each Stockholder further affirms that the irrevocable proxy set forth in this Section 1.2 is coupled with an interest and, except upon the occurrence of the Expiration Date, or as set forth to the contrary in Section 1.5, is intended to be irrevocable. Each Stockholder agrees, until the Expiration Date, to vote its Securities in accordance with Section 1.1(a) through Section 1.1(e) above. The parties agree that the foregoing is a voting agreement.

1.3 Waiver of the Stockholders’ Agreement. Pursuant to Section 4.8 of the Stockholders’ Agreement, the Stockholders waive the provisions of the Stockholders’ Agreement to the extent necessary to allow each of the Stockholders to enter into and comply with all of its obligations under this Agreement, including providing the Required Votes under Section 1.1 and granting the proxies under Section 1.2; provided, however, that such waiver shall be effective only until the date that such Stockholders have no further obligations under this Agreement. For the avoidance of doubt, except to the extent expressly set forth in the immediately preceding sentence, all of the rights and obligations of the Stockholders, under the Stockholders’ Agreement and all provisions of the Stockholders’ Agreement shall remain unmodified and in full force and effect, and nothing in this Agreement shall amend, modify or otherwise affect the Stockholders’ Agreement or the rights or obligations thereunder of the parties thereto.

1.4 Restrictions on Transfers.

(a) Except as set forth in Section 1.4(b), each Stockholder agrees that, from the date hereof until the Expiration Date, it shall not, directly or indirectly, except in connection with the consummation of the Merger and as expressly provided for in the Merger Agreement, (i) sell, transfer, assign, tender in any tender or exchange offer, pledge, encumber, hypothecate or similarly dispose of (by merger, by testamentary disposition, by operation of law or otherwise), either voluntarily or involuntarily, or enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, Encumbrance, hypothecation or other disposition of (by merger, by testamentary disposition, by operation of Law or otherwise), any Securities, (ii) deposit any Securities into a voting trust or enter into a voting agreement or arrangement or grant any proxy, consent or power of attorney with respect thereto other than, and that is inconsistent with, this Agreement, (iii) make any demand for or exercise any right with regard to any Security pursuant to that certain Amended and Restated Registration Rights Agreement, dated as of June 30, 2017, by and among the Company and the parties listed therein, or (iv) agree (regardless of whether in writing) to take any of the actions referred to in the foregoing clause (i), (ii) or (iii).

(b) Notwithstanding the provisions of Section 1.4(a) above, each Stockholder may distribute in accordance with its Organizational Documents up to 15% of the shares of Company Common Stock it holds on the date of this Agreement to its equity owners; provided, however, that if such transfer is effected prior to the Company Stockholder Approval being irrevocably obtained in accordance with the Merger Agreement, such transferee shall, prior to and as a condition of such transfer, deliver (i) to Parent and the Company its agreement in writing to be bound by and subject to the terms set forth in Sections 1.1, 1.2, 1.4 and 3.4(e) and (ii) to the transferring Stockholder an irrevocable proxy with respect to such shares of Company Common Stock to vote such shares of Company Common Stock in accordance with this Agreement.

1.5 Company Change in Recommendation. Notwithstanding anything to the contrary in this Agreement, if at any time following the date hereof and until the Expiration Date there occurs a Company Change in Recommendation pursuant to Section 6.3(c) or Section 6.3(f) of the Merger Agreement (a “Change of Recommendation Event”), then the obligations of each Stockholder under Sections 1.1 and 1.2, and the obligations of each Stockholder to grant to, and appoint, Parent or its designee as such Stockholder’s proxy and attorney-in-fact in accordance with Section 1.2, shall be limited to the number of shares of Company Common Stock held by such Stockholder, rounded down to the nearest whole share, equal to the product of (a) such Stockholder’s Pro Rata Share multiplied by (b) the Covered Company Common Stock (as defined below) (such amount for each Stockholder, the “Covered Securities”); provided that all other obligations and restrictions contained in this Agreement, including those set forth in Section 1.4 shall continue to apply to all of such Stockholder’s Securities; provided, further, however, that if a Change of Recommendation Event occurs, notwithstanding any other obligations hereunder, any Stockholder shall be expressly permitted to vote its Securities and to grant or appoint any Person as its proxy and attorney-in fact with respect to its Securities that are not Covered Securities in its sole discretion with respect to any Merger Proposal, including against such Merger Proposal. For purposes of this Agreement, (i) the “Covered Company Common Stock” shall mean the total number of shares of Company Common Stock outstanding as of the record date of the applicable stockholder meeting (including all Company Preferred Stock on an as-converted basis) multiplied by 0.35 and (ii) such Stockholder’s “Pro Rata Share” shall mean the quotient of the number of Securities held by such Stockholder divided by the number of Securities held by all of the Stockholders and the other stockholders set forth on Exhibit B, in the aggregate.

1.6 Injunction. Notwithstanding anything to the contrary in this Agreement, if at any time following the date hereof and prior to the Expiration Date a Governmental Entity of competent jurisdiction enters an order restraining, enjoining or otherwise prohibiting the Stockholders or their Affiliates from (a) consummating the transactions contemplated by the Merger Agreement or (b) taking any action pursuant to Section 1.1 or Section 1.2 of this Agreement, then (i) the obligations of each Stockholder set forth in Section 1.1 and the irrevocable proxy and power of attorney in Section 1.2 shall be of no force and effect for so long as such order is in effect and, in the case of clause (b), solely to the extent such order restrains, enjoins or otherwise prohibits such Stockholder from taking any such action, and (ii) each Stockholder shall cause the Securities to not be represented in person or by proxy at any meeting at which a vote of such Stockholder on the Merger is requested. Notwithstanding anything to the contrary in this Section 1.6, the restrictions set forth in Section 1.4(a) shall continue to apply with respect to the Securities until the Expiration Date.

ARTICLE II
NO SOLICITATION

2.1 Restricted Activities. Prior to the Expiration Date and except as otherwise specifically provided for in Section 2.3 of this Agreement (and only to the extent so provided), no Stockholder shall, and each Stockholder shall cause its Affiliates (and shall use reasonable best efforts to cause their respective officers and directors) and shall instruct and use reasonable best efforts to cause its Representatives, not to, directly or indirectly, (a) initiate, solicit, knowingly encourage or knowingly facilitate (including by way of furnishing or affording access to any non-public information) any inquiries, proposals or offers regarding, or the making of a Company Competing Proposal, (b) engage in any discussions or negotiations with any Person with respect to a Company Competing Proposal or any indication of interest that would reasonably be expected to lead to a Company Competing Proposal, (c) furnish any non-public information regarding the Company or its Subsidiaries, or access to the properties, assets or employees of the Company or its Subsidiaries, to any Person in connection with or in response to a Company Competing Proposal, (d) enter into any letter of intent or agreement in principle, or other agreement providing for a Company Competing Proposal or (e) resolve, agree or publicly propose to, or permit the Company or any of its Subsidiaries or any of its or their Representatives to agree or publicly propose to take any of the actions referred to in this Section 2.1 (the activities specified in clauses (a) through (e) being hereinafter referred to as the “Restricted Activities”).

2.2 Notification. Each Stockholder shall and shall cause its Affiliates (and shall use reasonable best efforts to cause their respective officers and directors) and shall instruct and use reasonable best efforts to cause its Representatives to, immediately cease, and cause to be terminated, any discussion or negotiations with any Person conducted heretofore with respect to a Company Competing Proposal. From and after the date of this Agreement until the Expiration Date, each Stockholder shall promptly advise Parent in writing (in each case within one business day thereof) of the receipt by such Stockholder of any Company Competing Proposal made on or after the date of this Agreement or any request for non-public information or data relating to the Company or any of its Subsidiaries made by any Person in connection with a Company Competing Proposal or any request for discussions or negotiations with the Company, a Representative of the Company or such Stockholder relating to a Company Competing Proposal, and, in respect of each such Company Competing Proposal, such Stockholder shall provide to Parent (in each case within one business day timeframe) either (A) a copy of any such Company Competing Proposal made in writing provided to such Stockholder or (B) a written summary of the material terms of such Company Competing Proposal (including the identity of the Person making such Company Competing Proposal). Each Stockholder shall keep Parent reasonably informed with respect to the status and material terms of any such Company Competing Proposal and any material changes to the status of any such discussions or negotiations, and shall promptly provide Parent with copies of any substantive correspondence and, with respect to substantive oral communications, a summary of such correspondence or communications, between: (x) on the one hand, such Stockholder or any of its Representatives or Affiliates; and (y) on the other hand, the Person that made or submitted such Company Competing Proposal or any Representative of such Person. Each Stockholder agrees that neither it nor any of its Affiliates has entered into or shall enter into any agreement with any Person that prohibits the Company or such Stockholder from either providing any information to Parent in accordance with this Section 2.2 or otherwise complying with any of its obligations pursuant to this Section 2.2. For the avoidance of doubt, the parties acknowledge and agree that no Stockholder is an Affiliate of CP VI Eagle Holdings, L.P.

2.3 Exception. Notwithstanding anything in this Agreement to the contrary, each Stockholder, directly or indirectly through one or more of its Representatives, and its Affiliates may engage in any Restricted Activities with any Person if the Company is permitted to engage in such activities with such Person pursuant to Section 6.3(e)(ii) of the Merger Agreement, in each case subject to the restrictions and limitations set forth in Section 6.3 of the Merger Agreement.

2.4 Capacity. Each Stockholder is signing this Agreement solely in its capacity as a stockholder of the Company, and nothing contained in this Agreement shall in any way limit or affect any actions taken by any Representative of such Stockholder in his or her capacity as a director, officer or employee of the Company, and no action taken in any such capacity as a director, officer or employee shall be deemed to constitute a breach of this Agreement.

ARTICLE III
REPRESENTATIONS, WARRANTIES AND COVENANTS
OF PARENT AND THE STOCKHOLDERS

3.1 Representations and Warranties.

(a) Each Stockholder represents and warrants to Parent and the Company as follows: (i) such Stockholder has full legal right and capacity to execute and deliver this Agreement, to perform such Stockholder’s obligations hereunder and to consummate the transactions contemplated by this Agreement; (ii) this Agreement has been duly executed and delivered by such Stockholder and the execution, delivery and performance of this Agreement by such Stockholder and the consummation of the transactions contemplated by this Agreement have been duly authorized by all necessary action on the part of such Stockholder and no other actions or proceedings on the part of such Stockholder are necessary to authorize this Agreement or to consummate the transactions contemplated by this Agreement; (iii) this Agreement constitutes the valid and binding agreement of such Stockholder, enforceable against such Stockholder in accordance with its terms; (iv) the execution and delivery of this Agreement by such Stockholder does not, and the consummation of the transactions contemplated by this Agreement and the compliance with the provisions of this Agreement will not, conflict with or violate any Laws or agreements binding upon such Stockholder or the Securities owned by such Stockholder, nor require any authorization, consent or approval of, or filing with, any Governmental Entity, except for filings with the SEC by such Stockholder; (v) such Stockholder owns, beneficially and of record, or controls the Securities set forth opposite such Stockholder’s name on Exhibit A attached hereto; (vi) such Stockholder owns, beneficially and of record, or controls all of its Securities free and clear of any proxy, voting restriction, adverse claim or other Encumbrances (other than Permitted Encumbrances or any restrictions created by this Agreement or the Stockholders’ Agreement) and has sole voting power with respect to the Securities and sole power of disposition with respect to all of the Securities, with no restrictions on such Stockholder’s rights of voting or disposition pertaining thereto, except for such transfer restrictions of general applicability as may be provided under the Securities Act of 1933, as amended, and the “blue sky” laws of the various states of the United States, and no person other than such Stockholder has any right to direct or approve the voting or disposition of any of the Securities; and (vii) such Stockholder does not own, beneficially or of record, any Parent Common Stock. Notwithstanding the representations and warranties contained in this Section 3.1, the parties acknowledge that the Securities held by each of the Stockholders are subject to the Stockholders’ Agreement, which is waived as and to the extent set forth in Section 1.3. Based on such waiver, there is no conflict between the requirements of the Stockholders’ Agreement and this Agreement.

(b) Parent represents and warrants to the Stockholders as follows: (i) Parent has full legal right and capacity to execute and deliver this Agreement, to perform Parent’s obligations hereunder and to consummate the transactions contemplated by this Agreement; (ii) this Agreement has been duly executed and delivered by Parent and the execution, delivery and performance of this Agreement by Parent and the consummation of the transactions contemplated by this Agreement have been duly authorized by all necessary action on the part of Parent and no other actions or proceedings on the part of Parent are necessary to authorize this Agreement or to consummate the transactions contemplated by this Agreement; (iii) this Agreement constitutes the valid and binding agreement of Parent, enforceable against Parent in accordance with its terms; and (iv) the execution and delivery of this Agreement by Parent does not, and the consummation of the transactions contemplated by this Agreement and the compliance with the provisions of this Agreement will not, conflict with or violate any Laws or agreements binding upon Parent, nor require any authorization, consent or approval of, or filing with, any Governmental Entity, except for filings with the SEC by Parent.

3.2 Lock-up. None of the Stockholders shall, during the period commencing on the Closing Date and continuing for 180 days after the Closing Date (the “Lock-up Period”), (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, greater than 15% in the aggregate, measured as of immediately following the Effective Time, of such Stockholder’s shares of Parent Common Stock or any securities convertible into or exercisable or exchangeable for Parent Common Stock or any Rights thereto (including Parent Common Stock or such other securities that may be deemed to be beneficially owned by such Stockholder in accordance with the rules and regulations of the SEC and securities that may be issued upon exercise of an option or warrant) (collectively, the “Restricted Parent Securities”) or publicly disclose the intention to make any such offer, sale, pledge or disposition or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of greater than 15% in the aggregate, measured as of immediately following the Effective Time, of such Stockholder’s shares of Parent Common Stock or such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Parent Common Stock or such other securities, in cash or otherwise. In furtherance of the foregoing, Parent and any duly appointed transfer agent for the registration or transfer of the Restricted Parent Securities described in this Agreement are authorized to decline to make any transfer of Restricted Parent Securities if such transfer would constitute a violation or breach of this Section 3.2. To the extent that any Stockholder distributes any Securities prior to the Closing Date in accordance with Section 1.4(b), the amount of Parent Common Stock that such Stockholder is permitted to transfer or otherwise dispose of during the Lock-up Period shall be correspondingly decreased.

3.3 Standstill. No Stockholder shall, during the period commencing on the date of this Agreement and continuing for 12 months after the earlier of (a) the Closing Date and (b) the Expiration Date (such period, the “Standstill Period”), unless such action is expressly contemplated by the Merger Agreement or otherwise shall have been specifically invited in writing by the Parent Board (it being understood that execution of this Agreement by Parent does not constitute such an invitation), and each Stockholder will direct its Representatives not to, directly or indirectly:

(a) effect or seek, offer or propose (whether publicly or otherwise and whether or not subject to conditions) to effect or seek, or announce any intention to effect or seek, or cause or otherwise participate in:

(i) any acquisition of, or obtaining any economic interest in, any right to direct the voting or disposition of, or any other Right with respect to, any Parent Common Stock;

(ii) any tender or exchange offer, consolidation, acquisition, merger, joint venture, business combination or extraordinary transaction involving Parent or any of its Subsidiaries or all or a material portion of the assets of Parent or any of its Subsidiaries (except that any Stockholder or its Representatives may affect or pursue an acquisition of any assets offered for sale by Parent or any of its Subsidiaries);

(iii) any recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction with respect to Parent or any of its Subsidiaries; or

(iv) any “solicitation” of “proxies” (as such terms are defined in Regulation 14A promulgated by the SEC) or consents to vote any voting securities of Parent or any of its Subsidiaries from any holder of any voting securities of Parent or any of its Subsidiaries, or otherwise advise, assist or encourage any Person with respect to the voting of any voting securities of Parent or any of its Subsidiaries;

(b) form, join, become a member of, or in any way participate in or engage in negotiations, arrangements, understandings or discussions regarding, a “group” (within the meaning of Rule 13d-5(b)(l) promulgated under the Exchange Act) with respect to any voting or other securities of Parent or any of its Subsidiaries or any securities convertible into or exercisable or exchangeable for any voting or other securities of Parent or any of its Subsidiaries or otherwise act in concert with any Person in respect of any such securities;

(c) call, request, or seek to have called any meeting of the stockholders of Parent or execute any written consent in lieu of a meeting of holders of any securities of Parent;

(d) otherwise seek, or propose to seek, representation on, or to control or influence, or to propose to control or influence, the Parent Board or the management, shareholders or policies of Parent or any of its Subsidiaries, or take any action to prevent or challenge any business combination or similar transaction to which Parent or any of its Subsidiaries is a party;

(e) request that Parent or any of its Representatives amend or waive any provisions of this Section 3.3, or make any public announcement with respect to the restrictions of this Section 3.3 or any plan, arrangement or intention with respect to any of the actions restricted by this Section 3.3 or take any action, or make or permit its Representatives to take any action, that might force Parent or any of its Subsidiaries to make a public announcement or other public disclosure regarding any of the types of matters set forth in clause (a), (b), (c) or (d) above; or

(f) advise, assist, or knowingly encourage, or direct any Person to advise, assist or knowingly encourage any other persons with respect to any of the conduct prohibited by this Section 3.3.

Notwithstanding the foregoing, the parties agree and acknowledge that (i) each Stockholder may vote its shares of Parent Common Stock at any meeting of holders of Parent Common Stock in its sole discretion, (ii) any Stockholder may coordinate any such vote with, act in concert with, and be part of a “group” with, any other Stockholder that is an Affiliate of such Stockholder, and (iii) nothing in this Section 3.3 shall apply to potential or actual purchases or sales of oil and/or gas assets between any Stockholder (or, for the avoidance of doubt, any of its Affiliates), on the one hand, and Parent or any of its Subsidiaries, on the other hand.

3.4 Certain Other Agreements. Each Stockholder:

(a) irrevocably waives, and agrees not to exercise, any rights of appraisal or rights of dissent from the Merger that such Stockholder may have with respect to the Securities;

(b) agrees not to effect or seek, offer or propose (whether publicly or otherwise and whether or not subject to conditions) to effect or seek, or announce any intention to effect or seek, or cause or otherwise participate in any acquisition of, or obtaining any economic interest in, any right to direct the voting or disposition of, or any other Right with respect to, any Company Common Stock;

(c) agrees to permit Parent and the Company to publish and disclose in the Joint Proxy Statement such Stockholder’s identity and ownership of the Securities and the nature of such Stockholder’s commitments, arrangements and understandings under this Agreement;

(d) shall, and does, authorize the Company or its counsel to notify the Company’s transfer agent that there is a stop transfer order with respect to all of the Securities (and that this Agreement places limits on the voting and transfer of such Securities); provided, however, that Company or its counsel may further notify the Company’s transfer agent to lift and vacate the stop transfer order with respect to the Securities following the Expiration Date solely to the extent (i) to effect the consummation of the Merger in accordance with the Merger Agreement and (ii) to permit the transfers contemplated by Section 1.4; and

(e) (i) irrevocably elects to receive the Mixed Consideration with respect to the Securities and (ii) agrees that it shall deliver an Election Form electing to receive Mixed Consideration with respect to the Securities within the time periods set forth in the Merger Agreement.

3.5 Certain Additional Agreements. In the event any Existing Proceeding is brought against any Stockholder as an Indemnified Person, (i) prior to the Effective Time, no Stockholder shall waive, release, assign, settle or compromise or offer or propose to waive, release, assign, settle or compromise, such Proceeding without the prior written consent of Parent other than a settlement involving only the payment of monetary damages not to exceed $2,000,000 in the aggregate, (ii) from and after the Effective Time, Parent shall have the ability to control the defense of any such Proceeding including the ability to settle such Proceeding (provided that the Stockholders may participate in such defense at its own cost and expense), (iii) no payment of Indemnified Liabilities shall be required to any Stockholder prior to the Effective Time and (iv) each Stockholder shall use its commercially reasonable efforts to assist in the defense of any such matter.

ARTICLE IV
TERMINATION

This Agreement shall terminate and be of no further force or effect upon the Expiration Date; provided, however, that the covenants and agreements contained in Article III shall survive the consummation of the Merger and remain in full force and effect until all obligations with respect thereto shall have been fully performed or fully satisfied or shall have been terminated in accordance with their terms. Notwithstanding the preceding sentence, Article IV and Article V shall survive any termination of this Agreement. Nothing in this Article IV shall relieve or otherwise limit any party of liability for a breach of this Agreement.

ARTICLE V
MISCELLANEOUS

5.1 Expenses. Each party shall pay its own expenses incident to preparing for, entering into and carrying out this Agreement, whether or not the Merger and the transactions contemplated by the Merger Agreement shall be consummated.

5.2 Notices. All notices, requests and other communications to any party under, or otherwise in connection with, this Agreement shall be in writing and shall be deemed to have been duly given

(a) if delivered in person; (b) if transmitted by facsimile (but only upon confirmation of transmission by the transmitting equipment); (c) if transmitted by electronic mail (“e-mail”) (but only if confirmation of receipt of such e-mail is requested and received); or (d) if transmitted by national overnight courier, in each case as addressed as follows:

If to Parent, to:

Chesapeake Energy Corporation 6100 N. Western Avenue Oklahoma City, OK 73118
Attention:	James R. Webb Executive Vice President — General Counsel and Corporate Secretary
Facsimile	(405) 849-0021
E-mail:	jim.webb@chk.com

With a required copy to (which does not constitute notice):

Baker Botts L.L.P. 910 Louisiana Street Houston, Texas 77002
Attention:	Clinton W. Rancher Joshua Davidson
Facsimile	(713) 229-2820
E-mail:	clint.rancher@bakerbotts.com joshua.davidson@bakerbotts.com

and

Wachtell, Lipton, Rosen & Katz 51 West 52nd Street New York, New York 10019
Attention:	David A. Katz
Facsimile	(212) 403-2309
E-mail:	DAKatz@wlrk.com

If to the Stockholders, to:

Natural Gas Partners
5221 N. O’Connor Boulevard, Suite 1100
Irving, Texas 75039
Attention:	General Counsel
Facsimile	(972) 432-1441
E-mail:	jzlotky@ngptrs.com

With a required copy to (which does not constitute notice):

Akin Gump Strauss Hauer & Feld LLP 1111 Louisiana Street, 44th Floor Houston, Texas 77002
Attention:	John Goodgame
Facsimile	(713) 236-0822
E-mail:	jgoodgame@akingump.com

If to the Company:

WildHorse Resource Development Corporation 9805 Katy Freeway, Suite 400 Houston, Texas 77024
Attention:	General Counsel
Facsimile	(713) 568-4911
E-mail:	kroane@wildhorserd.com

With a required copy to (which does not constitute notice):

Vinson & Elkins L.L.P. 1001 Fannin, Suite 2500 Houston, Texas 77002
Attention:	Douglas E. McWilliams Stephen M. Gill
Facsimile	(713) 615-5956
E-mail:	dmcwilliams@velaw.com sgill@velaw.com

5.3 Amendments; Extension; Waivers. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed (i) in the case of an amendment, by Parent, the Company, and each Stockholder, and (ii) in the case of a waiver, by Parent and the Company, on the one hand and the party (or parties) against whom the waiver is to be effective, on the other hand. Subject to the prior written approval of Parent and the Company, Parent and/or the Company may, to the extent legally allowed: (a) extend the time for the performance of any of the obligations or acts of the other parties hereunder, (b) waive any inaccuracies in the representations and warranties of the other parties contained in this Agreement or in any document delivered pursuant hereto, or (c) waive compliance with any of the agreements or conditions of the other parties contained in this Agreement. Notwithstanding the foregoing, no failure or delay by a party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right, power or privilege hereunder. No agreement on the part of a party to any such extension or waiver shall be valid unless set forth in an instrument in writing signed on behalf of such party.

5.4 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence and except as set forth in Section 1.4(b), this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns. Any purported assignment in violation of this Section 5.4 shall be void.

5.5 No Partnership, Agency, or Joint Venture. This Agreement is intended to create, and creates, a contractual relationship and is not intended to create, and does not create, any agency, partnership, joint venture or any like relationship between the parties.

5.6 Entire Agreement. This Agreement, together with the Merger Agreement, constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties, with respect to the subject matter hereof.

5.7 Third-Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person other than the parties, or their respective successors and permitted assigns, any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

5.8 Jurisdiction; Specific Performance; Waiver of Jury Trial.

(a) THE PARTIES IRREVOCABLY SUBMIT TO THE JURISDICTION OF THE COURT OF CHANCERY OF THE STATE OF DELAWARE OR, IF THE COURT OF CHANCERY OF THE STATE OF DELAWARE OR THE DELAWARE SUPREME COURT DETERMINES THAT, NOTWITHSTANDING SECTION 111 OF THE DGCL, THE COURT OF CHANCERY DOES NOT HAVE OR SHOULD NOT EXERCISE SUBJECT MATTER JURISDICTION OVER SUCH MATTER, THE SUPERIOR COURT OF THE STATE OF DELAWARE AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN THE STATE OF DELAWARE SOLELY IN CONNECTION WITH ANY DISPUTE THAT ARISES IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS AGREEMENT AND THE DOCUMENTS REFERRED TO IN THIS AGREEMENT OR IN RESPECT OF THE TRANSACTIONS

CONTEMPLATED BY THIS AGREEMENT, AND WAIVE, AND AGREE NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR INTERPRETATION OR ENFORCEMENT HEREOF OR ANY SUCH DOCUMENT THAT IT IS NOT SUBJECT THERETO OR THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SAID COURTS OR THAT VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT THIS AGREEMENT OR ANY SUCH DOCUMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS, AND THE PARTIES IRREVOCABLY AGREE THAT ALL CLAIMS WITH RESPECT TO SUCH ACTION, SUIT OR PROCEEDING SHALL BE HEARD AND DETERMINED EXCLUSIVELY BY SUCH A DELAWARE STATE OR FEDERAL COURT. THE PARTIES CONSENT TO AND GRANT ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF SUCH DISPUTE AND AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH SUCH ACTION, SUIT OR PROCEEDING IN THE MANNER PROVIDED IN SECTION 5.2 OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW SHALL BE VALID AND SUFFICIENT SERVICE THEREOF.

(b) The parties agree that irreparable damage, for which monetary damages would not be an adequate remedy, would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached by the parties. Prior to the termination of this Agreement pursuant to Article IV, it is accordingly agreed that the parties shall be entitled to an injunction or injunctions, or any other appropriate form of specific performance or equitable relief, to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction, in each case in accordance with this Section 5.8(b), this being in addition to any other remedy to which they are entitled under the terms of this Agreement at law or in equity. Each party accordingly agrees not to raise any objections to the availability of the equitable remedy of specific performance to prevent or restrain breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of such party under this Agreement all in accordance with the terms of this Section 5.8(b). Each party further agrees that no other party or any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 5.8(b), and each party irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

(c) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (II) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THE FOREGOING WAIVER; (III) SUCH PARTY

MAKES THE FOREGOING WAIVER VOLUNTARILY AND (IV) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 5.8(c).

5.9 Governing Law. THIS AGREEMENT, AND ALL CLAIMS OR CAUSES OF ACTION (WHETHER IN CONTRACT OR TORT) THAT MAY BE BASED UPON, ARISE OUT OF RELATE TO THIS AGREEMENT, OR THE NEGOTIATION, EXECUTION OR PERFORMANCE OF THIS AGREEMENT, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF.

5.10 Interpretation. Unless expressly provided for elsewhere in this Agreement, this Agreement will be interpreted in accordance with the following provisions: (a) the words “this Agreement,” “herein,” “hereby,” “hereunder,” “hereof,” and other equivalent words refer to this Agreement as an entirety and not solely to the particular portion, article, section, subsection or other subdivision of this Agreement in which any such word is used; (b) examples are not to be construed to limit, expressly or by implication, the matter they illustrate; (c) the word “including” and its derivatives means “including without limitation” and is a term of illustration and not of limitation; (d) all definitions set forth in this Agreement are deemed applicable whether the words defined are used in this Agreement in the singular or in the plural and correlative forms of defined terms have corresponding meanings; (e) the word “or” is not exclusive, and has the inclusive meaning represented by the phrase “and/or”; (f) a defined term has its defined meaning throughout this Agreement and each exhibit and schedule to this Agreement, regardless of whether it appears before or after the place where it is defined; (g) all references to prices, values or monetary amounts refer to United States dollars; (h) wherever used in this Agreement, any pronoun or pronouns will be deemed to include both the singular and plural and to cover all genders; (i) this Agreement has been jointly prepared by the parties, and this Agreement will not be construed against any Person as the principal draftsperson hereof or thereof and no consideration may be given to any fact or presumption that any party had a greater or lesser hand in drafting this Agreement; (j) the captions of the articles, sections or subsections appearing in this Agreement are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or extent of such section, or in any way affect this Agreement; (k) any references in this Agreement to a particular Section, Article or Exhibit means a Section or Article of, or an Exhibit to, this Agreement unless otherwise expressly stated in this Agreement; the Exhibit attached hereto is incorporated in this Agreement by reference and will be considered part of this Agreement; (l) unless otherwise specified in this Agreement, all accounting terms used in this Agreement will be interpreted, and all determinations with respect to accounting matters hereunder will be made, in accordance with GAAP, applied on a consistent basis; (m) all references to days mean calendar days unless otherwise provided; and (n) all references to time mean Houston, Texas time.

5.11 Counterparts. This Agreement may be executed in any number of counterparts, including via facsimile or email in “portable document format” (“.pdf”) form transmission, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

5.12 Severability. Any provision of this Agreement that is invalid, illegal or unenforceable in any jurisdiction will, as to that jurisdiction, be ineffective only to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that or any other provision of this Agreement invalid, illegal or unenforceable in any other jurisdiction.

5.13 No Additional Representations. Notwithstanding anything contained in this Agreement to the contrary, Parent acknowledges and agrees that none of the Stockholders has made or is making any representations or warranties relating to the Company or its Subsidiaries whatsoever, express or implied, including any implied representation or warranty as to the accuracy or completeness of any information regarding the Company furnished or made available to Parent, or any of its Representatives and that neither Parent nor Merger Sub has relied upon any such representation or warranty.

IN WITNESS WHEREOF, the parties have duly executed and delivered this Agreement as of the date and year first written above.

PARENT:

CHESAPEAKE ENERGY CORPORATION

By:	/s/ Robert D. Lawler
Name:	Robert D. Lawler
Title:	President and Chief Executive Officer

THE COMPANY:

WILDHORSE RESOURCE DEVELOPMENT CORPORATION

By:	/s/ Jay C. Graham
Name:	Jay C. Graham
Title:	Chief Executive Officer

Signature Page to Voting and Support Agreement

IN WITNESS WHEREOF, the parties have duly executed and delivered this Agreement as of the date and year first written above.

STOCKHOLDERS:

WHR HOLDINGS, LLC

By:	/s/ Tony R. Weber
Name:	Tony R. Weber
Title:	Authorized Person

Signature Page to Voting and Support Agreement

ESQUISTO HOLDINGS, LLC

By:	/s/ Tony R. Weber
Name:	Tony R. Weber
Title:	Authorized Person

Signature Page to Voting and Support Agreement

WHE ACQCO HOLDINGS, LLC

By:	/s/ Tony R. Weber
Name:	Tony R. Weber
Title:	Authorized Person

Signature Page to Voting and Support Agreement

NGP XI US HOLDINGS, L.P.

By: NGP XI Holdings GP, L.L.C., general partner

By:	/s/ Tony R. Weber
Name:	Tony R. Weber
Title:	Authorized Person

Signature Page to Voting and Support Agreement

IN WITNESS WHEREOF, the parties have duly executed and delivered this Agreement as of the date and year first written above.

STOCKHOLDERS:

By:	/s/ Jay Carlton Graham
Jay Carlton Graham

[Signature Page to Voting and Support Agreement]

Exhibit A

Name of Stockholder	Number of Shares of Company Common Stock Beneficially Owned

Esquisto Holdings, LLC	26,699,709
WHE AcqCo Holdings, LLC	2,563,266
WHR Holdings, LLC	21,200,084
NGP XI US Holdings	38,262,975
Jay Carlton Graham	1,013,302

Exhibit B

CP VI Eagle Holdings, L.P.